                  NEW ENGLAND ENERGY INCORPORATED
                           Balance Sheet
                         At June 30, 1997
(expressed in millions, rounded to hundred thousands of dollars)
                (Unaudited, Subject to Adjustment)
                              ASSETS
                              ------
Current assets:
  Cash, including temporary cash investments
   of $3,500,000 with affiliated companies                   $     3.7
  Accounts receivable:
    Accrued loss to be passed on to affiliate                     16.9
  Prepaid expenses                                                 0.4
                                                             ---------
   Total current assets                                           21.0
                                                             ---------
Property at cost:
                                             Cost of fuel reserves:
                                                        Exploration and development costs:
   Samedan                                                       749.0
   Dorchester                                                     67.4
 Cost of capital                                                 453.7
 Other                                                            38.7
                                                             ---------
                                                               1,308.8
   Less-accumulated amortization                              (1,114.3)
                                                             ---------
 Net cost of fuel reserves                                       194.5
 Work in process - Samedan                                         0.9
                                                             ---------
   Total property                                                195.4
                                                             ---------
                                                             $   216.4
                                                             =========
            LIABILITIES AND PARENT COMPANY'S INVESTMENT
            -------------------------------------------
Current liabilities:
  Accrued exploration and development costs                  $    18.4
  Accounts payable                                                 2.0
  Accrued interest                                                 0.3
  Accrued taxes                                                    9.6
                                                             ---------
   Total current liabilities                                      30.3
                                                             ---------
Deferred income taxes                                             61.0
                                                             ---------
Deferred credit                                                    2.2
                                                             ---------
Notes payable to banks under credit agreement                    126.0
                                                             ---------
Parent company's investment:
  Subordinated notes payable to parent                            22.1
  Common stock, par value $1 per share, and
   other paid-in capital                                           0.2
  Accumulated deficit                                            (25.4)
                                                             ---------
   Total parent company's investment                              (3.1)
                                                             ---------
                                                             $   216.4
                                                             =========
Accrued exploration and development costs:

                    Total
               (All Samedan)
               -------------
Exploration              $11.8
Development                6.5
Work in process           (0.5)
Advance                    0.6
                        ------
                         $18.4
                        ======